Exhibit 10.3

AMENDMENT 1

TO

EMPLOYMENT AGREEMENT

WHEREAS, Magyar Bancorp, Inc. (the “Company”) and John S. Fitzgerald (“Executive”) entered into an employment agreement dated November 1, 2007 (the “Agreement”); and

WHEREAS, the Company and the Executive wish to amend the Agreement to reflect the Executive’s promotion to President and Chief Executive Officer of the Company.

NOW THEREFORE, the Agreement is hereby amended as follows:

1. Section 1, “Position and Responsibilities” is hereby amended as follows:

During the period of his employment hereunder, Executive agrees to serve as President and Chief Executive Officer of the Company and the Bank. The Executive shall serve under the direction of the Board of Directors, and shall report directly to the Board of Directors. During said period, Executive also agrees to serve, if elected, as an officer and director of any subsidiary or affiliate of the Company.

IN WITNESS WHEREOF, the Company and the Executive have adopted this Amendment on the latest date set forth below.

MAGYAR BANCORP, INC.

July 26, 2012	By:	/s/ Joseph J. Lukas, Jr.
Date		Joseph J. Lukas, Jr.
Chairman of the Board

EXECUTIVE

July 26, 2012	By:	/s/ John S. Fitzgerald
Date		John S. Fitzgerald